Exhibit 99.1

LEASE TERMINATION AGREEMENT

THIS LEASE TERMINATION AGREEMENT (“Termination Agreement”) is made as of the 15th day of September, 2004, by and between CA-LAKE MARRIOTT BUSINESS PARK LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”) and SILICON VALLEY BANK, a California banking corporation (“Tenant”).

RECITALS:

A.            Landlord (as successor in interest to Beacon Properties, L.P.) and Tenant are parties to that certain lease dated as of March 8, 1995 (“Original Lease”), which lease has been previously amended by instrument dated June 10, 1997 (collectively, the “Lease”) relating to approximately 157,177 rentable square feet, consisting of the entirety of the building located at 3003 Tasman Drive, Santa Clara, California and commonly known as Lake Marriott Building 6 (“Building 6”) and the entirety of the building located at 3001 Tasman Drive, Santa Clara, California and commonly known as Lake Marriott Building 7 (“Building 7”).  Each of Building 6 and Building 7 is located in the project commonly known as Lake Marriott Business and, for purposes of this Termination Agreement, are collectively referred to herein as the “Premises”.

B.            The Term is scheduled to expire on May 31, 2005 (the “Stated Termination Date”), and Tenant desires to amend and terminate the Lease prior to the Stated Termination Date.  Landlord has agreed to such amendment and termination on the terms and conditions contained in this Termination Agreement.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.             Retroactively effective as of July 31, 2004 (the “Early Termination Date”) and subject to the agreements, representations, warranties and indemnities contained in this Termination Agreement, the Lease is terminated and the Term of the Lease shall expire with the same force and effect as if the Term was, by the provisions thereof, fixed to expire on the Early Termination Date.

1.1           This Termination Agreement is contingent upon Landlord entering into a new lease (“New Agreement”) which New Agreement shall be dated for reference purposes on or about the date of this Termination Agreement, and shall be with Tenant to lease certain premises which includes the Premises.  If the New Agreement has not been executed by Tenant and delivered to Landlord, along with any deposits, letters of credit, and certificates of insurance delivered to Landlord by Tenant as required by the New Agreement, on or before 5 days following the date of this Termination Agreement, then Landlord may terminate this Termination Agreement by providing written notice thereof to Tenant and, in such event, this Termination Agreement shall be null and void and of no force or effect and the Lease shall continue in full force and effect as if this Termination Agreement had not been executed.

2.             Effective as of the Early Termination Date, and subject to the agreements, representations, warranties and indemnities made by Landlord and contained in this Termination Agreement, Tenant remises, releases, quitclaims and surrenders to Landlord, its successors and assigns, the Lease and all of the estate and rights of Tenant in and to the Lease and the Premises, and Tenant forever releases and discharges Landlord from any obligations to be observed and performed by Landlord under the Lease after the Early Termination Date, provided that Landlord has satisfied, performed and fulfilled all of the agreements set forth in this Termination Agreement except to the extent expressly provided herein, and each of the representations and warranties made by Landlord in this Termination Agreement are true and correct.

3.             Subject to the agreements, representations, warranties and indemnities by Tenant contained in this Termination Agreement, Landlord agrees to accept the surrender of the Lease and the Premises from and after the Early Termination Date and, effective as of the Early Termination Date, forever releases and discharges Tenant from any obligations to be observed and performed by Tenant under the Lease after the Early Termination Date, provided that Tenant has satisfied, performed and fulfilled all of the agreements set forth in this Termination Agreement except to the extent expressly provided herein, and each of the representations and warranties set forth in Section 6 below are true and correct.

4.             With respect to the releases set forth in Sections 2 and 3 above, the parties acknowledge that they have been advised by legal counsel and are familiar with the provisions of California Civil Code Section 1542 which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

THE UNDERSIGNED, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVE ALL RIGHTS THEY MAY HAVE THEREUNDER, AS WELL AS ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT PERTAINING TO THE RELEASES SET FORTH HEREIN.

5.             On or prior to the Early Termination Date, Tenant shall fulfill all covenants and obligations of Tenant under the Lease applicable to the period prior to and including the Early Termination Date; provided, however, that so long as the New Agreement is in full force and effect, and Tenant is in possession of the Premises pursuant to the New Agreement, Tenant shall not be obligated to vacate or restore the Premises on or before the Early Termination Date.  In the event that Tenant has paid Base Rent under the Lease for August 2004 (and any later month) in excess of Base Rent payable under the New Lease, such excess Base Rent shall be credited against Tenant’s obligation to pay Base Rent (as defined in the New Agreement) next coming due pursuant to the terms of the New Agreement.

6.             Tenant represents and warrants that (a) Tenant is the rightful owner of all of the Tenant’s interest in the Lease; (b) Tenant has not made any disposition, assignment, sublease, or conveyance of the Lease or Tenant’s interest therein; (c) Tenant has no knowledge of any fact or circumstance which would give rise to any claim, demand, obligation, liability, action or cause of action arising out of or in connection with Tenant’s occupancy of the Premises; (d) no other person or entity has an interest in Tenant’s interest in the Lease, collateral or otherwise; and (e) there are no outstanding contracts for the supply of labor or material entered into by or on behalf of Tenant and no work has been done or is being done in, to or about the Premises by or on behalf of Tenant which has not been fully paid for and for which appropriate waivers of mechanic’s liens have not been obtained.  The foregoing representation and warranty shall be deemed to be remade by Tenant in full as of the Early Termination Date.

Landlord covenants, warrants and represents that: (1) each individual executing, attesting and/or delivering this Termination Agreement on behalf of Landlord is authorized to do so on behalf of Landlord; (2) this Termination Agreement is binding upon Landlord; and (3) Landlord is duly organized and legally existing in the state of its organization and is qualified to do business in the state in which the Premises are located.

7.             Notwithstanding anything in this Termination Agreement to the contrary, Tenant shall remain liable for all of its obligations as Tenant under the Lease arising prior to the Early Termination Date, including, without limitation, all year-end adjustments with respect to Building Maintenance Expenses and Tenant’s Percentage of Common Area Expenses for that portion of the calendar year up to and including the Early Termination Date.  Such adjustments shall be paid at the time, in the manner and otherwise in accordance with the terms of the Lease, unless otherwise specified herein.

8.             Sections 17G, 21A and 22 of the Original Lease shall survive the termination of the Lease pursuant to the terms of the Original Lease.

9.             Each signatory of this Termination Agreement represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

10.           This Termination Agreement shall be binding upon and inure to the benefit of Landlord and Tenant and their respective successors, assigns and related entities.

11.           Except to the extent required by any applicable Securities and Exchange Commission requirements, or any applicable Federal or State securities laws (collectively, the “Securities Laws”), Tenant agrees that neither Tenant nor its agents or any other parties acting on behalf of Tenant shall disclose any matters set forth in this Termination Agreement or disseminate or distribute any information concerning the terms, details or conditions hereof to any person, firm or entity without obtaining the express written consent of Landlord.

[SIGNATURES ARE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Termination Agreement on the day and year first above written.

LANDLORD:

CA-LAKE MARRIOTT BUSINESS PARK LIMITED PARTNERSHIP, a Delaware limited partnership

By:	EOM GP, L.L.C., a Delaware limited liability company, its general partner

By:	Equity Office Management, L.L.C., a Delaware limited liability company, its non-member manager

	By:	/s/ JOHN W. PETERSON

Name: John W. Peterson

Title: Regional Senior Vice President

TENANT:

SILICON VALLEY BANK, a California banking corporation

By:	/s/ JACK JENKINS-STARK
Name:	Jack Jenkins-Stark
Title:	Chief Financial Officer

By:	/s/ MARC VERISSIMO
Name:	Marc Verissimo
Title:	Chief Strategic Risk Officer

Tenant’s Tax ID Number (SSN or FEIN)